                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE


Aehr Test Systems                         Investor Relations Contact:
Ken Spink                                 Todd Kehrli or Jim Byers
Chief Financial Officer                   MKR Group Inc.
(510) 623-9400 x309                       (323) 468-2300
                                          aehr@mkr-group.com


   Aehr Test Systems Reports Third Quarter Fiscal 2016 Financial Results
       Completes Approval and Acceptance of FOX-1PTM Next Generation
                         Test System Milestone


Fremont, CA (March 24, 2016) - Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its third quarter of fiscal 2016 ended February
29, 2016.


Fiscal First Nine Months Financial Results:

- Net sales were $12.9 million, up 58% from $8.2 million in the first nine months of fiscal 2015.

- Non-GAAP net loss was $2.9 million, or $0.23 loss per diluted share, compared to a non-GAAP net loss of $4.1 million, or $0.34 loss per diluted share, in the same period a year ago.

- GAAP net loss was $3.7 million, or $0.29 loss per diluted share, compared to a GAAP net loss of $4.7 million, or $0.40 loss per diluted share, in the same period a year ago.


Fiscal Third Quarter Financial Results:

- Net sales were $1.7 million, compared to $2.0 million in the third quarter of fiscal 2015.

- Non-GAAP net loss was $2.8 million, or $0.21 loss per diluted share, compared to a non-GAAP net loss of $1.5 million, or $0.12 loss per diluted share, in the same quarter a year ago.

- GAAP net loss was $3.0 million, or $0.23 loss per diluted share, compared to a GAAP net loss of $1.7 million, or $0.14 loss per diluted share, in the same quarter a year ago.

- Non-GAAP and GAAP net losses include $0.6 million of one-time write-downs of excess and obsolete material associated with prior generations of products that have become obsolete with the release of new products and a final write-down of engineering material for the FOX-P program.


Recent Business Highlights:

- Completed customer approval and acceptance of the final test system milestone prior to shipment of the initial FOX-1P next generation Single Wafer Test system.

- Delivered and received customer acceptance of first FOX-XP Wafer Level Test and Burn-in System, multiple WaferPak Contactor designs and applications programs.

Gayn Erickson, President and CEO of Aehr Test Systems, commented:




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Aehr Test Systems Reports Third Quarter Fiscal 2016 Financial Results
March 24, 2016
Page 2 of 6


"As we noted last quarter, our short-fall of burn-in system orders coupled with the delay in FOX-1P system shipments continues to negatively impact our short-term financials. However, we continued to make significant progress on the rollout of our next generation FOX-P platform of wafer level test and burn-in products, which included achieving key milestones.

"We are excited to report today that the lead customer for our next generation FOX-1P Single Wafer Test System has approved and accepted the final test system milestone prior to shipment. We are very pleased with the functionality and performance of the FOX-1P system and are now working with the customer on final test and checkout of their wafer prober and full wafer probe card. These tests are expected to be completed within the next several weeks prior to shipping the initial FOX-1P system to the customer. Aehr Test has already built up the multiple systems in backlog for this customer and we expect to ship these systems to the customer's production site immediately upon final on-site acceptance of this initial system.

"During the quarter, we delivered our first FOX-XP Wafer Level Test and Burn-in System and received acceptance from our lead customer. The FOX-XP system is currently successfully testing multiple different devices at the wafer level for this customer's device qualifications. With their high quality focus and the need for reliability testing at the wafer level for their sensors, this customer is an ideal lead customer for the FOX-XP product line. While the first system was configured for a single wafer for device qualifications, we continue to believe that this customer will need a significant number of multi-wafer test cells to meet their device volume shipments beginning in the fourth quarter of this calendar year and will ramp through the entire calendar years 2017 and 2018. The typical selling price for a high volume production test cell ranges from $4 million to $7 million. We are very optimistic about opportunities in the sensor space from other customers as well.

"In addition, negotiations are progressing with our second lead customer for our FOX-XP system, and we believe that they will place an initial order within the current quarter for their first FOX-XP production test cell. This test cell is expected to include one or more FOX-XP multi-wafer test systems, a FOX WaferPak Aligner, and an initial set of FOX-XP WaferPak Contactors. This second FOX-XP customer is forecasting device capacity growth that will drive the need for additional production burn-in capacity for multiple years into the future.

"The market for our packaged part burn-in systems continues to be soft, but we have the ability to turn and ship orders quickly. As the FOX-1P and FOX-XP products enter the market, we expect both our revenue and our bottom line to increase substantially over the next year due to higher ASPs and margins for those products.

"With the key FOX-1P customer milestone completed and the lead customer sign-off of the FOX-XP system, we are very confident in the design and performance of the core FOX-P family test system electronics and software. We have now completed and proven multiple FOX-XP WaferPak designs for devices including flash memories, sensors, and optical and communication devices as well as completed and shipped our new high-performance FOX WaferPak Aligner. These are key pieces of our new FOX-P platform, which we expect to drive significant revenue growth for Aehr Test in the coming fiscal year and for years to come. In addition, our ability now to demonstrate our automated wafer level test cell is a tremendous advantage and bodes well for our ability to gain additional new test cell customers and production orders in the near future."

Management Conference Call and Webcast
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its third quarter fiscal 2016 operating results. To access the call dial 800-505-9587 (+1 416-204-


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Aehr Test Systems Reports Third Quarter Fiscal 2016 Financial Results
March 24, 2016
Page 3 of 6


9524 outside the United States) and give the participant pass code 8532414. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone by dialing 888-203-1112 (+1 719-457-0820 outside the United States) and entering pass code 8532414, beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on March 31, 2016.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTSTM and FOX families of test and burn-in systems and WaferPak contactors. The ABTS systems are used in production and qualification testing of packaged parts for both low-power and high-power logic as well as memory devices. The FOX family of systems includes single and multi-wafer full wafer contact test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and Systems-on-a-chip. The WaferPak contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. For more information, please visit Aehr Test's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions, expected product shipment dates, customer orders or commitments and future operating results. The risks and uncertainties that could cause Aehr Test's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test's products and Aehr Test's ability to execute on its business strategy. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test's business. Aehr Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.



                       -Financial Tables to Follow-



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Aehr Test Systems Reports Third Quarter Fiscal 2016 Financial Results
March 24, 2016
Page 4 of 6


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                             Three Months Ended       Nine Months Ended
                                       ----------------------------  -------------------
                                        Feb 29,   Nov 30,   Feb 28,    Feb 29,   Feb 28,
                                         2016      2015      2015       2016      2015
                                       --------  --------- --------  --------  ---------
Net sales                               $ 1,677   $ 4,620   $ 2,027   $ 12,930  $  8,200
Cost of sales                             1,508     2,929     1,175      7,687     5,044
                                       --------  --------  --------   --------  --------
Gross profit                                169     1,691       852      5,243     3,156
                                       --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative     1,695     1,713     1,584      5,253     4,944
  Research and development                1,293       923     1,031      3,278     3,095
                                       --------  --------  --------   --------  --------
    Total operating expenses              2,988     2,636     2,615      8,531     8,039
                                       --------  --------  --------   --------  --------
    Loss from operations                 (2,819)     (945)   (1,763)    (3,288)   (4,883)

Interest expense                           (165)     (137)       (7)      (437)      (29)
Other (expense) income, net                 (24)       55       110          7       201
                                       --------  --------  --------   --------  --------
    Loss before income tax
    benefit (expense)                    (3,008)   (1,027)   (1,660)    (3,718)   (4,711)

Income tax benefit (expense)                 33       (21)      (66)       (11)      (36)
                                       --------  --------  --------   --------  --------
    Net loss                             (2,975)   (1,048)   (1,726)    (3,729)   (4,747)

Less: Net income attributable to the
        noncontrolling interest              --        --        --         --        --
                                       --------  --------  --------   --------  --------
  Net loss attributable to Aehr Test
      Systems common shareholders       $(2,975)  $(1,048)  $(1,726)  $ (3,729) $ (4,747)
                                       ========  ========   =======   ========  ========

Net loss per share
    Basic                               $ (0.23)  $ (0.08)   $(0.14)   $ (0.29) $  (0.40)
    Diluted                             $ (0.23)  $ (0.08)   $(0.14)   $ (0.29) $  (0.40)

Shares used in per share calculations:
    Basic                                13,164     13,048   12,677     13,058    11,931
    Diluted                              13,164     13,048   12,677     13,058    11,931



                                      -more-



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Aehr Test Systems Reports Third Quarter Fiscal 2016 Financial Results
March 24, 2016
Page 5 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                     Reconciliation of GAAP and Non-GAAP Results
                       (in thousands, except per share data)
                                   (unaudited)

                                                Three Months Ended       Nine Months Ended
                                            --------------------------   -----------------
                                             Feb 29,  Nov 30,  Feb 28,    Feb 29,  Feb 28,
                                              2016     2015     2015       2016     2015
                                            -------- -------- ---------  -------- --------
GAAP net loss                               $(2,975) $(1,048) $(1,726)   $(3,729) $(4,747)
Stock-based compensation expense                213      254      220        786      694
                                            -------- -------- --------   -------- --------
Non-GAAP net loss                           $(2,762) $  (794) $(1,506)   $(2,943) $(4,053)
                                            ======== ======== ========   ======== ========

GAAP net loss per diluted share             $ (0.23)  $ (0.08) $ (0.14)  $ (0.29) $ (0.40)
                                            ======== ======== ========   ======== ========
Non-GAAP net loss per diluted share         $ (0.21)  $ (0.06) $ (0.12)  $ (0.23) $ (0.34)
                                            ======== ======== ========   ======== ========
Shares used in diluted shares calculation    13,164    13,048   12,677    13,058   11,931
                                            ======== ======== ========   ======== ========
Shares used in non-GAAP diluted shares
   calculation                               13,164    13,048   12,677    13,058   11,931
                                            ======== ======== ========   ======== ========


______________________________________________________________________


Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



                                      -more-

Aehr Test Systems Reports Third Quarter Fiscal 2016 Financial Results March 24, 2016
Page 6 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                  February 29, November 30, May 31,
                                                     2016        2015        2015
                                                  -----------  ----------- --------
ASSETS
Current assets:
  Cash and cash equivalents                         $ 2,472     $ 1,955     $ 5,527
  Accounts receivable, net                            1,947       2,503       1,383
  Inventories                                         7,378       7,419       7,123
  Prepaid expenses and other                            297         402         262
                                                   --------    --------    --------
      Total current assets                           12,094      12,279      14,295

Property and equipment, net                           1,251         576         478
Other assets                                             94          93          95
                                                   --------    --------    --------
      Total assets                                  $13,439     $12,948     $14,868
                                                   ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit                                    $ 2,000     $    --     $    --
  Accounts payable                                    1,883       1,390         724
  Accrued expenses                                    1,458       1,496       1,045
  Customer deposits and deferred revenue, short-term  2,026       1,295       4,750
                                                   --------    --------    --------
      Total current liabilities                       7,367       4,181       6,519

Long-term debt                                        3,917       3,873       3,791
Income taxes payable                                     --          --           8
Deferred revenue, long-term                             127         127          --
                                                   --------    --------    --------
     Total liabilities                               11,411       8,181      10,318


Aehr Test Systems Shareholders' equity                2,047       4,785       4,568
Noncontrolling interest                                 (19)        (18)        (18)
                                                   --------    --------    --------
      Total shareholders' equity                      2,028       4,767       4,550
                                                   --------    --------    --------
      Total liabilities and shareholders' equity    $13,439     $12,948     $14,868
                                                   ========    ========    ========








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